UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 13, 2007


                            KEEWATIN WINDPOWER CORP.
             (Exact name of registrant as specified in its charter)


         Nevada                      333-126580                    Pending
(State or other jurisdiction        (Commission                 (IRS Employer
    of incorporation)               File Number)             Identification No.)


409 Granville Street, Suite 603, Vancouver, B.C., Canada            V6C 1T2
      (Address of principal executive offices)                   (Postal Code)


       Registrant's telephone number, including area code: (778) 835-7980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR240.14d-2(b))

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17
    CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

We are proceeding with the sale of up to 1,000,000 shares of common stock for $1.20 each, for aggregate proceeds of $1,200,000. Our Board of Directors has authorized the payment of a finder's fee of 7.5% in stock or cash in connection with the financing.

We intend to use the proceeds from the sale for pre-development costs in connection with our proposed wind power development project located in southwestern Saskatchewan, as well as general working capital.

REGULATION S COMPLIANCE

The shares of common stock will be issued pursuant to Regulation S of the Securities Act of 1933. The certificates representing the common shares will bear a restrictive legend in accordance with Regulation S. In addition, we will comply with the following requirements of Regulation S:

     1.   the offers or sales will be made in an offshore transaction;

     2.   we will not make any directed selling efforts in the United States;

     3. no offer or sale will be made to a U.S. person or for the account or benefit of a U.S. person;

     4. the purchaser of the securities shall certify that they are not a U.S. person and are not acquiring the securities for the account or benefit of any U.S. person;

     5. the purchaser of the securities must agree to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and must agree not to engage in hedging transactions with regard to such securities unless in compliance with the Act; and

     6. we will be required to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 14, 2007                   KEEWATIN WINDPOWER CORP.



                                       By: /s/ Greg Yanke
                                          --------------------------
                                          Greg Yanke, Director